EXHIBIT 99.2

Notice of Guaranteed Delivery

for

Yellow Roadway Corporation

Offer for Any and All of the Outstanding

5.0% Contingent Convertible Senior Notes due 2023

(CUSIP Nos. 985509 AM 0 and 985509 AN 8)

in Exchange for

5.0% Net Share Settled Contingent Convertible Senior Notes due 2023

and

Offer for Any and All of the Outstanding

3.375% Contingent Convertible Senior Notes due 2023

(CUSIP Nos. 985509 AP 3 and 985509 AQ 1)

in Exchange for

3.375% Net Share Settled Contingent Convertible Senior Notes due 2023

which will be Registered under the Securities Act of 1933, as Amended,

Prior to Closing

You must use this form, or a form substantially equivalent to this form, to accept either Exchange Offer of Yellow Roadway Corporation (the “Company”) made pursuant to the preliminary prospectus, dated November 30, 2004 (together with any subsequent preliminary or final prospectus, the “Prospectus”), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Deutsche Bank Trust Company Americas, as exchange agent (the “Exchange Agent”), prior to 12:01 a.m., New York City time, on the Expiration Date of the Exchange Offers. This form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender outstanding 5.0% Contingent Convertible Senior Notes due 2023 (the “Existing 5.0% Notes”) or to tender outstanding 3.375% Contingent Convertible Senior Notes due 2023 (the “Existing 3.375% Notes,” and together with the Existing 5.0% Notes, the “Existing Notes”), pursuant to the Exchange Offers, a Letter of Transmittal (or facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company’s ATOP system, with any required signature guarantees and any other required documents must also be received by the Exchange Agent prior to 12:01 a.m., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery To:

DEUTSCHE BANK TRUST COMPANY AMERICAS

Exchange Agent

For 5.0% Contingent Convertible Senior Notes due 2023

and

For 3.375% Contingent Convertible Senior Notes due 2023

By Hand: Deutsche Bank Trust Company Americas c/o The Depository Trust Clearing Corporation 55 Water Street, 1st floor Jeanette Park Entrance New York, NY 10041	By Mail: DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2737 Attention: Shalini Kumar, Karl Shepherd

By Overnight Mail or Courier: DB Services Tennessee, Inc. Corporate Trust & Agency Services Reorganization Unit 648 Grassmere Park Road Nashville, TN 37211 Attention: Shalini Kumar, Karl Shepherd	By Facsimile: (615) 835-3701 (For Eligible Institutions Only) Confirm by Telephone: (615) 835-3572

For information:

(800) 735-7777

For Information with respect to the Exchange Offers call:

Morrow & Co., Inc.

445 Park Avenue, 5th Floor

New York, New York 10022

(212) 754-8000

Banks and Brokerage Firms, Please Call: (800) 654-2468

Holders of Notes Call Toll Free: (800) 607-0088

E-mail: yell.info@morrowco.com

The Dealer Manager is:

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010-3629

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offers – Guaranteed Delivery Procedures” section of the Prospectus.

The undersigned understands that tenders of Existing Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Existing Notes pursuant to the Exchange Offers may not be withdrawn after 12:01 a.m., New York City time, on the Expiration Date. Tenders of Existing Notes may be withdrawn as provided in the Prospectus.

DESCRIPTION OF REGISTERED EXISTING 5.0% NOTES (CUSIP NO. 985509 AN 8)	1	2	3
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Note Certificate Number(s) /Account Number(s)*	Aggregate Principal Amount of Existing Note(s)	Principal Amount Tendered**

	Total

*       For book-entry to The Depositary Trust Company, please provide account number.

**     Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of the Existing 5.0% Notes represented by the notes indicated in column 2. See Instruction 2. Existing 5.0% Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiple thereof. See Instruction 1.

DESCRIPTION OF REGISTERED EXISTING 3.375% NOTES (CUSIP NO. 985509 AQ 1)	1	2	3
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Note Certificate Number(s) / Account Number(s)*	Aggregate Principal Amount of Existing Note(s)	Principal Amount Tendered**

	Total

*       For book-entry to The Depositary Trust Company, please provide account number.

**     Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of the Existing 3.375% Notes represented by the notes indicated in column 2. See Instruction 2. Existing 3.375% Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiple thereof. See Instruction 1.

DESCRIPTION OF UNREGISTERED EXISTING 5.0% NOTES (CUSIP NO. [985509 AM 0)	1	2	3
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Note Certificate Number(s) / Account Number(s)*	Aggregate Principal Amount of Existing Note(s)	Principal Amount Tendered**

	Total

*       For book-entry to The Depositary Trust Company, please provide account number.

**     Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of the Existing 5.0% Notes represented by the notes indicated in column 2. See Instruction 2. Existing 5.0% Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiple thereof. See Instruction 1.

DESCRIPTION OF UNREGISTERED EXISTING 3.375% NOTES (CUSIP NO. 985509 AP 3)	1	2	3
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Note Certificate Number(s) / Account Number(s)*	Aggregate Principal Amount of Existing Note(s)	Principal Amount Tendered**

	Total

*       For book-entry to The Depositary Trust Company, please provide account number.

**     Unless otherwise indicated in this column, a Holder will be deemed to have tendered ALL of the Existing 3.375% Notes represented by the notes indicated in column 2. See Instruction 2. Existing 3.375% Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiple thereof. See Instruction 1.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, personal representatives, administrators, trustees in bankruptcy, successors and assigns of the undersigned.

PLEASE SIGN HERE

x
x
Signature(s) of Owner(s) or Authorized Signatory	Date

    Area Code and Telephone Number: __________

Must be signed by the Holder(s) of Existing Notes as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

Please print name(s) and address(es)

Name(s):

Capacity

Address(es):

DO NOT SEND NOTES WITH THE FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.